UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 5, 2019

MEDICAL PROPERTIES TRUST, INC.
MPT OPERATING PARTNERSHIP, L.P.
(Exact Name of Registrant as Specified in Charter)

Maryland Delaware	001-32559 333-177186	20-0191742 20-0242069
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Urban Center Drive, Suite 501 Birmingham, AL	35242
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone number, including area code: (205)
969-3755
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share, of Medical Properties Trust, Inc.	MPW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule
12b-2
of the Securities Exchange Act of 1934 (17 CFR §
240.12b-2).

Medical Properties Trust, Inc.	Emerging growth company ☐

MPT Operating Partnership, L.P.	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Medical Properties Trust, Inc.	☐

MPT Operating Partnership, L.P.	☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 5, 2019, MPT Operating Partnership, L.P. (the “Operating Partnership”), a Delaware limited partnership and the operating partnership of Medical Properties Trust, Inc., a Maryland corporation (the “Company”), and MPT Finance Corporation, a Delaware corporation and wholly owned subsidiary of the Operating Partnership (together with the Operating Partnership, the “Issuers”), completed a public offering of £400,000,000 aggregate principal amount of 2.550% senior notes due 2023 (the “2023 Notes”) and £600,000,000 aggregate principal amount of 3.692% senior notes due 2028 (the “2028 Notes” and, together with the 2023 Notes, the “Notes”). The 2023 Notes are governed by the terms of an Indenture, dated as of October 10, 2013 (the “Base Indenture”), among the Company, the Issuers, certain subsidiaries of the Operating Partnership and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by the Fourteenth Supplemental Indenture, dated as of December 5, 2019 (the “Fourteenth Supplemental Indenture” and, together with the Base Indenture, the “2023 Notes Indenture”), among the Issuers, the Company, the Trustee, Elavon Financial Services DAC, U.K. Branch, as initial paying agent (the “Paying Agent”), and Elavon Financial Services DAC, as initial registrar and transfer agent (the “Registrar and Transfer Agent”). The 2028 Notes are governed by the terms of the Base Indenture, as supplemented by the Fifteenth Supplemental Indenture, dated as of December 5, 2019 (the “Fifteenth Supplemental Indenture” and, together with the Base Indenture, the “2028 Notes Indenture”), among the Issuers, the Company, the Trustee, the Paying Agent and the Registrar and Transfer Agent.
Interest on the 2023 Notes will be payable annually on December 5 of each year, commencing on December 5, 2020. The 2023 Notes will pay interest in cash at a rate of 2.550% per year and will mature on December 5, 2023. The 2023 Notes are redeemable in whole at any time or in part from time to time, at the Issuers’ option. If the 2023 Notes are redeemed prior to 30 days before maturity, the redemption price will be equal to 100% of their principal amount, plus a make-whole premium, plus accrued and unpaid interest up to, but excluding, the applicable redemption date. Within the period beginning on or after 30 days before maturity, the 2023 Notes may be redeemed, in whole or in part, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest up to, but excluding, the applicable redemption date.
Interest on the 2028 Notes will be payable annually on June 5 of each year, commencing on June 5, 2020. The 2028 Notes will pay interest in cash at a rate of 3.692% per year and will mature on June 5, 2028. The 2028 Notes are redeemable in whole at any time or in part from time to time, at the Issuers’ option. If the 2028 Notes are redeemed prior to 60 days before maturity, the redemption price will be equal to 100% of their principal amount, plus a make-whole premium, plus accrued and unpaid interest up to, but excluding, the applicable redemption date. Within the period beginning on or after 60 days before maturity, the 2028 Notes may be redeemed, in whole or in part, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest up to, but excluding, the applicable redemption date.
The Notes are fully and unconditionally guaranteed on a senior unsecured basis by the Company.
In the event of a Change of Control (as defined in the 2023 Notes Indenture and the 2028 Notes Indenture, respectively), each holder of the Notes may require the Issuers to repurchase some or all of its Notes at a repurchase price equal to 101% of the aggregate principal amount of such Notes, plus accrued and unpaid interest, if any, up to, but excluding, the date of purchase.
The 2023 Notes Indenture and the 2028 Notes Indenture restrict the Issuers’ ability and the ability of their restricted subsidiaries to, among other things: (i) incur debt; (ii) pay dividends and make distributions; (iii) create liens; (iv) enter into transactions with affiliates; and (v) merge, consolidate or transfer all or substantially all of their assets. The 2023 Notes Indenture and the 2028 Notes Indenture also require the Issuers and their restricted subsidiaries to maintain total unencumbered assets of at least 150% of their collective unsecured debt. All of these covenants are subject to a number of important limitations and exceptions under the 2023 Notes Indenture and the 2028 Notes Indenture.
The 2023 Notes Indenture and the 2028 Notes Indenture also provide for customary events of default, including, but not limited to, the failure to make payments of interest or premium, if any, on, or principal of, the 2023 Notes and the 2028 Notes, as applicable, the failure to comply with certain covenants and agreements specified in the 2023 Notes Indenture and the 2028 Notes Indenture for a period of time after notice has been provided, the acceleration of other indebtedness resulting from the failure to pay principal on such other indebtedness prior to its maturity, and certain events of insolvency. If an Event of Default (as defined in the 2023 Notes Indenture and the 2028 Notes Indenture, respectively) occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare the Notes immediately due and payable, except that an Event of Default resulting from certain events of insolvency with respect to an Issuer will automatically cause the Notes to become immediately due and payable without any declaration or other act on the part of the Trustee or any holders of Notes.

The offering and sale of the Notes was made pursuant to a preliminary prospectus supplement, free writing prospectus and final prospectus supplement under the Issuers’ and the Company’s effective registration statement on Form
S-3
(Registration Nos.
333-229103,
333-299103-01
and
333-299103-02),
which has been filed with the Securities and Exchange Commission.
The offering closed on December 5, 2019, and generated approximately £993.0 million ($1.22 billion) in net proceeds, after deducting underwriting discounts and commissions and estimated offering expenses. The Operating Partnership intends to use approximately £367.0 million ($0.5 billion) of the net proceeds from the offering to repay amounts outstanding under the revolving credit facility portion of its U.S. credit agreement and the remaining net proceeds for general corporate purposes, which may include working capital, capital expenditures and potential future acquisitions.
The foregoing is a summary description of certain terms of the 2023 Notes, 2023 Notes Indenture, 2028 Notes and 2028 Notes Indenture, and is qualified in its entirety by reference to the text of the 2023 Notes Indenture (including the form of 2023 Note included as an exhibit thereto) and the 2028 Notes Indenture (including the form of 2028 Note included as an exhibit thereto). Copies of the Base Indenture, the Fourteenth Supplemental Indenture, the 2023 Note, the Fifteenth Supplemental Indenture and the 2028 Note are attached hereto as Exhibits 4.1, 4.2, 4.3, 4.4 and 4.5, respectively, and are incorporated herein by reference.
The Trustee has in the past provided and may from time to time in the future provide trustee, registrar, exchange agent, paying agent and other services to the Company and the Issuers.
Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1
Indenture, dated as of October 10, 2013, among Medical Properties Trust, Inc., MPT Operating Partnership, L.P., MPT Finance Corporation, certain subsidiaries of the Operating Partnership, and Wilmington Trust, National Association, as trustee. (Incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K of Medical Properties Trust, Inc. and MPT Operating Partnership, L.P. filed with the Securities and Exchange Commission on October 16, 2013.)

4.2*
Fourteenth Supplemental Indenture, dated as of December 5, 2019, by and among MPT Operating Partnership, L.P. and MPT Finance Corporation, as issuers, Medical Properties Trust, Inc., as parent and guarantor, Wilmington Trust, National Association, as trustee, Elavon Financial Services DAC, U.K. Branch, as initial paying agent, and Elavon Financial Services DAC, as initial registrar and transfer agent

4.3*	Form of 2023 Note (included in Exhibit 4.2 above)

4.4*
Fifteenth Supplemental Indenture, dated as of December 5, 2019, by and among MPT Operating Partnership, L.P. and MPT Finance Corporation, as issuers, Medical Properties Trust, Inc., as parent and guarantor, Wilmington Trust, National Association, as trustee, Elavon Financial Services DAC, U.K. Branch, as initial paying agent, and Elavon Financial Services DAC, as initial registrar and transfer agent

4.5*	Form of 2028 Note (included in Exhibit 4.4 above)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

MEDICAL PROPERTIES TRUST, INC.

By:	/s/ R. Steven Hamner
R. Steven Hamner
Executive Vice President and Chief Financial Officer

MPT OPERATING PARTNERSHIP, L.P.

By:	/s/ R. Steven Hamner
R. Steven Hamner
Executive Vice President and Chief Financial Officer of the sole member of the general partner of MPT Operating Partnership, L.P.

Date: December 10, 2019